UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of earliest event reported): November 8, 2007 (November 8, 2007)
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6330 West Loop South, Suite 300		77401
Houston, Texas		(Zip Code)
(Address of principal executive offices)
(713) 579-0600
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 7.01 Regulation FD Disclosure.
     In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
     Representatives of Synthesis Energy Systems, Inc. (the “Company”) intend to make presentations beginning on Thursday, November 8, 2007, at the Pacific Growth Equities 2007 Clean Technologies & Industrial Growth Conference (the “Conference”), in San Francisco, California, with a formal presentation to be made on Thursday, November 8, 2007 at 4:00 p.m. Central time.
     The Company is furnishing herewith as Exhibit 99.1 data being presented by certain of its executive officers beginning on November 8, 2007 at the Conference. Beginning at 4:00 p.m. Central time on Thursday, November 8, 2007, an audio webcast of their remarks and accompanying graphic presentation will be made available on our website at www.synthesisenergysystems.com.
     The Company does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits
99.1	Presentation dated November 8, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: November 8, 2007	/s/ Timothy E. Vail
Timothy E. Vail
President and Chief Executive Officer

Exhibit Index
99.1	Presentation dated November 8, 2007.